Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Intelligent Systems Corporation (the “Company”) hereby certifies to his or her knowledge that the Company’s report on Form 10-Q for the period ended March 31, 2019 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 3, 2019	/s/ J. Leland Strange
J. Leland Strange
Chairman of the Board, President
and Chief Executive Officer

/s/ Matthew A. White
Matthew A. White
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Intelligent Systems Corporation and will be retained by Intelligent Systems Corporation and furnished to the Securities and Exchange Commission or its staff upon request.